Exhibit 99.1

QuinStreet Reports Record Results for First Quarter Fiscal 2025

•
Record quarterly revenue of $279 million, up 125% YoY
•
Record auto insurance quarterly revenue, up 664% YoY; Strong demand continues
•
Record home services quarterly revenue, up 32% YoY
•
Raising full fiscal year 2025 revenue and Adjusted EBITDA outlook

FOSTER CITY, CA – November 4, 2024 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal first quarter ended September 30, 2024.

For the fiscal first quarter, the Company reported revenue of $279.2 million, up 125% year-over-year.

GAAP loss for the fiscal first quarter was $1.4 million, or $(0.02) per diluted share. Adjusted net income for the fiscal first quarter was $12.5 million, or $0.22 per diluted share.

Adjusted EBITDA for the fiscal first quarter was $20.3 million.

“Fiscal first quarter revenue grew 125% year-over-year and 41% sequentially. Adjusted EBITDA jumped to over $20 million in the quarter,” commented Doug Valenti, CEO of QuinStreet. “The strong results were driven by the broad based ramp of auto insurance carrier budgets, and by our expanded client, media, and product footprints. Total Financial Services revenue grew 192% year over year in the quarter; Home Services revenue grew 32%.

“The outlook for auto insurance going forward remains strong. Carriers continue to report good results overall and from our channel. We are focused on increasing and optimizing media supply to meet surging carrier demand. Those efforts should eventually further expand margins. Turning to our outlook for fiscal Q2, we expect revenue to be between $235 and $245 million, and adjusted EBITDA to be between $17.5 and $18.5 million.

“Though it is still early, we are raising our full fiscal year 2025 outlook. Full fiscal year revenue is now expected to be between $975 million and $1.025 billion. Full fiscal year adjusted EBITDA is expected to be between $75 million and $80 million. We will continue to update our outlook as warranted as the fiscal year progresses.

“Finally, we know FCC changes to TCPA rules scheduled to go into effect in January are an area of investor interest. We have included the expected impact from the transition to the new rules in our outlook. Beyond the period of transition to the new rules, we expect the changes to be a positive for QuinStreet and for the channel by raising the bar on competition, and by improving client and consumer results,” concluded Valenti.

Conference Call Today at 2:30 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:30 p.m. PT. To access the conference call dial +1 800-717-1738 (domestic) or +1 646-307-1865 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #1189299. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net loss less provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition costs, contingent consideration adjustment, litigation settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, litigation settlement expense, and restructuring costs, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, acquisition costs, contingent consideration adjustment, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarter report on Form 10-Q for the fiscal quarter ended September 30, 2024, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	June 30,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$24,982	$50,488
Accounts receivable, net	173,904	111,786
Prepaid expenses and other assets	7,570	6,813
Total current assets	206,456	169,087
Property and equipment, net	18,913	19,858
Operating lease right-of-use assets	9,338	10,440
Goodwill	125,056	125,056
Intangible assets, net	35,526	38,008
Other assets, noncurrent	5,883	6,097
Total assets	$401,172	$368,546
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$60,404	$48,204
Accrued liabilities	86,619	68,822
Other liabilities	10,865	9,372
Total current liabilities	157,888	126,398
Operating lease liabilities, noncurrent	7,026	7,879
Other liabilities, noncurrent	16,440	17,444
Total liabilities	181,354	151,721
Stockholders' equity:
Common stock	56	55
Additional paid-in capital	351,807	347,449
Accumulated other comprehensive loss	(268)	(268)
Accumulated deficit	(131,777)	(130,411)
Total stockholders' equity	219,818	216,825
Total liabilities and stockholders' equity	$401,172	$368,546

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2024	2023
Net revenue	$279,219	$123,923
Cost of revenue (1)	250,814	116,274
Gross profit	28,405	7,649
Operating expenses: (1)
Product development	8,620	7,637
Sales and marketing	4,144	3,124
General and administrative	16,848	6,787
Operating loss	(1,207)	(9,899)
Interest income	14	166
Interest expense	(124)	(111)
Other (expense) income	(98)	29
Loss before income taxes	(1,415)	(9,815)
Benefit from (provision for) income taxes	49	(750)
Net loss	$(1,366)	$(10,565)

Net loss per share, basic and diluted	$(0.02)	$(0.19)

Weighted-average shares used in computing net loss per share, basic and diluted	55,823	54,470

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,875	$2,052
Product development	1,046	773
Sales and marketing	1,095	640
General and administrative	3,391	1,810

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(1,366)	$(10,565)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	8,407	5,275
Depreciation and amortization	6,441	5,338
Change in the fair value of contingent consideration	6,194	—
Provision for sales returns and doubtful accounts receivable	1,476	223
Non-cash lease expense	(31)	(253)
Deferred income taxes	(98)	544
Other adjustments, net	(352)	(328)
Changes in assets and liabilities:
Accounts receivable	(63,594)	(159)
Prepaid expenses and other assets	(757)	1,089
Accounts payable	12,343	(3,603)
Accrued liabilities	17,631	(2,534)
Net cash used in operating activities	(13,706)	(4,973)
Cash Flows from Investing Activities
Capital expenditures	(437)	(1,624)
Internal software development costs	(2,169)	(3,470)
Net cash used in investing activities	(2,606)	(5,094)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	1,362	1,579
Payment of withholding taxes related to release of restricted stock, net of share settlement	(5,424)	(2,187)
Post-closing payments and contingent consideration related to acquisitions	(5,144)	(5,277)
Repurchase of common stock	—	(1,426)
Net cash used in financing activities	(9,206)	(7,311)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	12	6
Net decrease in cash, cash equivalents and restricted cash	(25,506)	(17,372)
Cash, cash equivalents and restricted cash at beginning of period	50,503	73,692
Cash, cash equivalents and restricted cash at end of period	$24,997	$56,320
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$24,982	56,305
Restricted cash included in other assets, noncurrent	15	15
Total cash, cash equivalents and restricted cash	$24,997	$56,320

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2024	2023
Net loss	$(1,366)	$(10,565)
Amortization of intangible assets	2,482	2,578
Stock-based compensation	8,407	5,275
Contingent consideration adjustment	6,194	—
Restructuring costs	307	270
Litigation settlement expense	70	—
Acquisition costs	105	—
Tax impact of non-GAAP items	(3,656)	1,023
Adjusted net income (loss)	$12,543	$(1,419)
Adjusted diluted net income (loss) per share	$0.22	$(0.03)
Weighted average shares used in computing adjusted diluted net income (loss) per share	57,877	54,470

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2024	2023
Net loss	$(1,366)	$(10,565)
Interest and other expense, net	208	(84)
(Benefit from) provision for income taxes	(49)	750
Depreciation and amortization	6,441	5,338
Stock-based compensation	8,407	5,275
Contingent consideration adjustment	6,194	—
Restructuring costs	307	270
Litigation settlement expense	70	—
Acquisition costs	105	—
Adjusted EBITDA	$20,317	$984

QUINSTREET, INC.

RECONCILIATION OF CASH USED IN

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2024	2023
Net cash used in operating activities	$(13,706)	$(4,973)
Capital expenditures	(437)	(1,624)
Internal software development costs	(2,169)	(3,470)
Free cash flow	(16,312)	(10,067)
Changes in operating assets and liabilities	34,377	5,096
Normalized free cash flow	$18,065	$(4,971)

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2024	2023
Net revenue:
Financial Services	$210,891	$72,125
Home Services	65,075	49,394
Other Revenue	3,253	2,404
Total net revenue	$279,219	$123,923